ADMINISTRATION, ACCOUNTING AND TRANSFER AGENCY AGREEMENT
            --------------------------------------------------------

     AGREEMENT dated as of _____________, 2000 between Bonfiglio & Reed Investment Trust (the "Trust"), an Ohio business trust, Bonfiglio & Reed, LLC ("B & R"), an Arizona limited liability corporation, and _______ Fund Solutions, Inc. ("__________"), an Ohio corporation.

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, B & R is registered as an investment adviser under the Investment Advisers Act of 1940 and provides advisory services to the Trust pursuant to an Advisory Agreement; and

     WHEREAS, under the Advisory Agreement, B & R is responsible for retaining and compensating agents to provide non-advisory services to the Trust; and

     WHEREAS, B & R wishes to employ the services of _______ to serve as its administrative agent, accounting and pricing agent and transfer and dividend disbursing agent; and

     WHEREAS, _______ wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and _______ agree as follows:

     1.   APPOINTMENT.
          -----------

          B & R, being hereby authorized, hereby employs _______ as agent to perform those services described in this Agreement for the Trust. _______ shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   DOCUMENTATION.
          -------------

          The Trust will furnish from time to time the following documents:

     A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

     B. Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

     C. A certified copy of each amendment to the Agreement and Declaration of Trust and the Bylaws of the Trust;

     D.   Certified   copies  of  each  resolution  of  the  Board  of  Trustees authorizing officers to give instructions to _______;

     E. Specimens of all new forms of share certificates accompanied by Board of Trustees' resolutions approving such forms;

     F.   Such other  certificates,  documents or opinions which _______ may, in
          its   discretion,   deem   necessary  or  appropriate  in  the  proper
          performance of its duties;

     G.   Copies of all Underwriting and Dealer Agreements in effect;

     H.   Copies of all Advisory and Sub-Advisory Agreements in effect; and

     I. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Trust and for which _______ is to act as plan agent.

     3.   TRUST ADMINISTRATION.
          --------------------

          Subject to the direction and control of B & R and the Trustees of the Trust, _______ shall supervise the Trust's business affairs not otherwise supervised by other agents of B & R or the Trust. To the extent not otherwise the primary responsibility of, or provided by, other agents of the Trust, _______ shall supply (i) office facilities, (ii) internal auditing and regulatory services, and (iii) executive and administrative services. _______ shall coordinate the preparation of (i) reports to shareholders of the Trust,
(ii) reports to and filings with the SEC and state securities authorities including preliminary and definitive proxy materials, post-effective amendments to the Trust's registration statement, and the Trust's Form N-SAR, and (iii) necessary materials for Board of Trustees' meetings, unless prepared by other parties under agreement with B & R or the Trust. _______ shall also supervise the preparation of all federal, state and local tax returns and reports of the Trust required by applicable law. _______ shall provide personnel to serve as officers of the Trust if so elected by the Board of Trustees; provided, however, that B & R shall reimburse _______ for the reasonable out-of-pocket expenses incurred by such personnel in attending Board of Trustees' meetings and shareholders' meetings of the Trust.

     4.   CALCULATION OF NET ASSET VALUE.
          ------------------------------

          _______ will maintain and keep current the general ledger for each series of the Trust, recording all income and expenses, capital share activity and security transactions of the Trust. _______ will calculate the net asset value of each series of the Trust and the per share net asset value of each series of the Trust, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. _______ will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust or B & R and in the manner set forth in the Trust's current prospectus and statement of additional information. In valuing securities of the Trust, _______ may contract with, and rely upon market quotations provided by, outside services.

     5.   PAYMENT OF TRUST EXPENSES.
          -------------------------

          _______ shall process each request received from the Trust or its authorized agents for payment of the Trust's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, _______ shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of _______ and mailed to the appropriate party.

     6.   _______ TO RECORD SHARES.
          ------------------------

          _______ shall record the issuance of shares of the Trust and maintain pursuant to applicable rules of the SEC a record of the total number of shares of the Trust which are authorized, issued and outstanding, based upon data provided to it by the Trust. _______ shall also provide the Trust on a regular basis or upon reasonable request the total number of shares which are authorized, issued and outstanding, but shall have no obligation when recording the issuance of the Trust's shares, except as otherwise set forth herein, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Trust.

     7.   _______ TO VALIDATE TRANSFERS.
          -----------------------------

          Upon receipt of a proper request for transfer and upon surrender to _______ of certificates, if any, in proper form for transfer, _______ shall approve such transfer and shall take all necessary steps to effectuate the transfer as indicated in the transfer request. Upon approval of the transfer, _______ shall notify the Trust in writing of each such transaction and shall make appropriate entries on the shareholder records maintained by _______.

     8.   SHARE CERTIFICATES.
          ------------------

          If the Trust authorizes the issuance of share certificates and an investor requests a share certificate, _______ will countersign and mail, by insured first class mail, a share certificate to the investor at his address as set forth on the transfer books of the Trust, subject to any other instructions for delivery of certificates representing newly purchased shares and subject to the limitation that no certificates representing newly purchased shares shall be mailed to the investor until the cash purchase price of such shares has been collected and credited to the account of the Trust maintained by the Custodian. The Trust shall supply _______ with a sufficient supply of blank share certificates and from time to time shall renew such supply upon request of _______. Such blank share certificates shall be properly signed, manually or, if authorized by the Trust, by facsimile; and notwithstanding the death, resignation or removal of any officers of the Trust authorized to sign share certificates, _______ may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust. In case of the alleged loss or destruction of any share certificate, no new certificates shall be issued in lieu thereof, unless there shall first be furnished an appropriate bond satisfactory to _______ and the Trust, and issued by a surety company satisfactory to _______ and the Trust.

     9.   RECEIPT OF FUNDS.
          ----------------

          Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of, the Trust, _______ shall stamp the check or instrument with the date of receipt, determine the amount thereof due the Trust and shall forthwith process the same for collection. Upon receipt of notification of receipt of funds eligible for share purchases in accordance with the Trust's then current prospectus and statement of additional information, _______ shall notify the Trust, at the close of each business day, in writing of the amount of said funds credited to the Trust and deposited in its account with the Custodian.

     10.  PURCHASE ORDERS.
          ---------------

          Upon receipt of an order for the purchase of shares of the Trust, accompanied by sufficient information to enable _______ to establish a shareholder account, _______ shall, as of the next determination of net asset value after receipt of such order in accordance with the Trust's then current prospectus and statement of additional information, compute the number of shares due to the shareholder, credit the share account of the shareholder, subject to collection of the funds, with the number of shares so purchased, shall notify the Trust in writing or by computer report at the close of each business day of such transactions and shall mail to the shareholder and/or dealer of record a notice of such credit when required by applicable securities laws or regulations.

     11.  RETURNED CHECKS.
          ---------------

          In the event that _______ is notified by the Trust's Custodian that any check or other order for the payment of money is returned unpaid for any reason, _______ will:

          A. Give prompt notification to the Trust of the non-payment of said check;

          B. In the absence of other instructions from the Trust, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Trust and to request the Trust's Custodian to forward such returned check to the person who originally submitted the check; and

          C. Notify the Trust of such actions and correct the Trust's records maintained by _______ pursuant to this Agreement.

     12.  DIVIDENDS AND DISTRIBUTIONS.
          ---------------------------

          The Trust shall furnish _______ with appropriate evidence of Trustee action authorizing the declaration of dividends and other distributions. _______ shall establish procedures in accordance with the Trust's then current prospectus and statement of additional information and with other authorized actions of the Trust's Board of Trustees under which it will have available from the Custodian or the Trust any required information for each dividend and other distribution. After deducting any amount required to be withheld by any applicable laws, _______ shall, as agent for each shareholder who so requests, invest the dividends and other distributions in full and fractional shares in accordance with the Trust's then current prospectus and statement of additional information. If a shareholder has elected to receive dividends or other distributions in cash, then _______ shall disburse dividends to shareholders of record in accordance with the Trust's then current prospectus and statement of additional information. _______ shall, on or before the mailing date of such checks, notify the Trust and the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Trust shall instruct the Custodian to make available sufficient funds therefor in the appropriate account of the Trust. _______ shall mail to the shareholders periodic statements, as requested by the Trust, showing the number of full and fractional shares and the net asset value per share of shares so credited. When requested by the Trust, _______ shall prepare and file with the Internal Revenue Service, and when required, shall address and mail to shareholders, such returns and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations.

     13.  UNCLAIMED DIVIDENDS AND UNCLAIMED REDEMPTION PROCEEDS.
          -----------------------------------------------------

          _______ shall, at least annually, furnish in writing to the Trust the names and addresses, as shown in the shareholder accounts maintained by _______, of all shareholders for which there are, as of the end of the calendar year, dividends, distributions or redemption proceeds for which checks or share certificates mailed in payment of distributions have been returned. _______ shall use its best efforts to contact the shareholders affected and to follow any other written instructions received from the Trust concerning the disposition of any such unclaimed dividends, distributions or redemption proceeds.

     14.  REDEMPTIONS AND EXCHANGES.
          -------------------------

          A. _______ shall process, in accordance with the Trust's then current prospectus and statement of additional information, each order for the redemption of shares accepted by _______. Upon its approval of such redemption transactions, _______, if requested by the Trust, shall mail to the shareholder and/or dealer of record a confirmation showing trade date, number of full and fractional shares redeemed, the price per share and the total redemption proceeds. For each such redemption, _______ shall either: (a) prepare checks in the appropriate amounts for approval and verification by the Trust and signature by an authorized officer of _______ and mail the checks to the appropriate person, or (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire System or by bank wire, cause such proceeds to be wired in federal funds to the bank account designated by the shareholder, or (c) effectuate such other redemption procedures which are authorized by the Trust's Board of Trustees or its then current prospectus and statement of additional information. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus and statement of additional information, subject to such supplemental instructions as may be furnished by the Trust and accepted by _______. If _______ or the Trust determines that a request for redemption does not comply with the requirements for redemptions, _______ shall promptly notify the shareholder indicating the reason therefor.

          B. If shares of the Trust are eligible for exchange with shares of any other investment company, _______, in accordance with the then current prospectus and statement of additional information and exchange rules of the Trust and such other investment company, or such other investment company's transfer agent, shall review and approve all exchange requests and shall, on behalf of the Trust's shareholders, process such approved exchange requests.

          C. _______ shall notify the Trust and the Custodian on each business day of the amount of cash required to meet payments made pursuant to the provisions of this Paragraph, and, on the basis of such notice, the Trust shall instruct the Custodian to make available from time to time sufficient funds therefor in the appropriate account of the Trust. Procedures for effecting redemption orders accepted from shareholders or dealers of record by telephone or other methods shall be established by mutual agreement between _______ and the Trust consistent with the Trust's then current prospectus and statement of additional information.

          D. The authority of _______ to perform its responsibilities under Paragraph 10, Paragraph 12, and this Paragraph 14 shall be suspended with respect to any series of the Trust upon receipt of notification by it of the suspension of the determination of such series' net asset value.

     15.  AUTOMATIC WITHDRAWAL PLANS.
          --------------------------

          _______ will process automatic withdrawal orders pursuant to the provisions of the withdrawal plans duly executed by shareholders and the current prospectus and statement of additional information of the Trust. Payments upon such withdrawal order shall be made by _______ from the appropriate account maintained by the Trust with the Custodian on approximately the last business day of each month in which a payment has been requested, and _______ will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the current prospectus and statement of additional information of the Trust. From time to time on new automatic withdrawal plans a check for payment date already past may be issued upon request by the shareholder.

     16.  WIRE-ORDER PURCHASES.
          ---------------------

          _______ will send written confirmations to the dealers of record containing all details of the wire-order purchases placed by each such dealer by the close of business on the business day following receipt of such orders by _______. Upon receipt of any check drawn or endorsed to the Trust (or _______, as agent) or otherwise identified as being payment of an outstanding wire-order, _______ will stamp said check with the date of its receipt and deposit the amount represented by such check to _______'s deposit accounts maintained with the Custodian. _______ will cause the Custodian to transfer federal funds in an amount equal to the net asset value of the shares so purchased to the Trust's account with the Custodian, and will notify the Trust before noon of each business day of the total amount deposited in the Trust's deposit accounts, and in the event that payment for a purchase order is not received by _______ or the Custodian on the tenth business day following receipt of the order, prepare an NASD "notice of failure of dealer to make payment".

     17.  OTHER PLANS.
          -----------

          _______ will process such accumulation plans, automatic withdrawal plans, group programs and other plans or programs for investing in shares of the Trust as are now provided for in the Trust's current prospectus and statement of additional information and will act as plan agent for shareholders pursuant to the terms of such plans and programs duly executed by such shareholders.

     18.  RECORDKEEPING AND OTHER INFORMATION.
          -----------------------------------

          _______ shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by
Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with B & R or the Trust. All such records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by _______ for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of B & R. _______ shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust and B & R or their agents, or any regulatory agency having authority over the Trust.

     19.  SHAREHOLDER RECORDS.
          -------------------

          _______ shall maintain records for each shareholder account showing the following:

     A.   Names, addresses and tax identifying numbers;

     B.   Name of the dealer of record, if any;

     C.   Number of shares held of each series;

     D. Historical information regarding the account of each shareholder, including dividends and distributions in cash or invested in shares;

     E.   Information   with  respect  to  the  source  of  all   dividends  and
          distributions allocated among income, realized short-term gains and realized long-term gains;

     F. Any instructions from a shareholder including all forms furnished by the Trust and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

     G.   Any   correspondence   relating  to  the  current   maintenance  of  a
          shareholder's account;

     H. Certificate numbers and denominations for any shareholder holding certificates;

     I.   Any stop or restraining order placed against a shareholder's account;

     J. Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal Revenue Code of 1986, as amended; and

     K.   Any  information   required  in  order  for  _______  to  perform  the
          calculations contemplated under this Agreement.

     20.  TAX RETURNS AND REPORTS.
          -----------------------

          _______ will prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies and, if required, mail to shareholders of the Trust such returns for reporting dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

     21.  FORM N-SAR.
          ----------

          _______ shall maintain such records within its control and shall be requested by the Trust to assist the Trust in fulfilling the requirements of Form N-SAR.

     22.  OTHER INFORMATION TO THE TRUST.
          ------------------------------

          Subject to such instructions, verification and approval of the Custodian and the Trust as shall be required by any agreement or applicable law, _______ will also maintain such records as shall be necessary to furnish to the Trust the following: annual shareholder meeting lists, proxy lists and mailing materials, shareholder reports and confirmations and checks for disbursing redemption proceeds, dividends and other distributions or expense disbursements.

     23.  COOPERATION WITH ACCOUNTANTS.
          ----------------------------

          _______ shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

     24.  SHAREHOLDER SERVICE AND CORRESPONDENCE.
          --------------------------------------

          _______ will provide and maintain adequate personnel, records and equipment to receive and answer all shareholder and dealer inquiries relating to account status, share purchases, redemptions and exchanges and other investment plans available to Trust shareholders. _______ will answer written correspondence from shareholders relating to their share accounts and such other written or oral inquiries as may from time to time be mutually agreed upon, and _______ will notify the Trust of any correspondence or inquiries which may require an answer from the Trust.

     25.  FURTHER ACTIONS.
          ---------------

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     26.  COMPENSATION.
          ------------

          For performing its services under this Agreement, B & R shall pay _______ a monthly fee with respect to each series of the Trust in accordance with the scheduleS attached hereto as Schedule A, Schedule B and Schedule C.

     27.  EXPENSES.
          --------

          _______ shall furnish, at its expense and without cost to the Trust or B & R (i) the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and (ii) use of data processing equipment. All costs and expenses not expressly assumed by _______ under this Paragraph 28 shall be paid by B & R, including, but not limited to, costs and expenses of officers and employees of _______ in attending meetings of the Board of Trustees and shareholders of the Trust, as well as costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside pricing services, use of outside mailing firms, necessary outside record storage, media for storage of records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies assessed on _______ for services provided under this Agreement. Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to _______ three business days prior to the mailing date of such materials.

     28.  REFERENCES TO _______, B & R OR THE TRUST.
          -----------------------------------------

          A. Neither the Trust nor B & R shall circulate any printed matter which contains any reference to _______ without the prior written approval of _______, excepting solely such printed matter as merely identifies _______ as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust or B & R will submit printed matter requiring approval to _______ in draft form, allowing sufficient time for review by _______ and its counsel prior to any deadline for printing.

          B. _______ shall not circulate any printed matter which contains any reference to the Trust or B & R without the prior written approval of the Trust or B & R, excepting solely such printed matter as merely identifies B & R and the Trust as clients of _______. _______ will submit printed matter requiring approval to B & R and/or the Trust in draft form, allowing sufficient time for review by B & R and/or the Trust and its counsel prior to any deadline for printing.

     29.  EQUIPMENT FAILURES.
          ------------------

          In the event of equipment failures beyond _______'s control, _______ shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. _______ shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

     30.  INDEMNIFICATION OF _______.
          --------------------------

          A. _______ may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither _______ nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by B & R or the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of _______ under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of _______ under this Agreement.

          B. Any person, even though also a director, officer, employee, shareholder or agent of _______, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of _______ or any of its affiliates, even though paid by one of these entities.

          C. Notwithstanding any other provision of this Agreement, B & R and the Trust shall each indemnify and hold harmless _______, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which _______ may sustain or incur or which may be asserted against _______ by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by _______ in good faith in reliance upon any certificate, instrument, order or share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by _______ in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of _______ or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

     31.  TERMINATION
          -----------

          A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for three years ("Initial Term") from that date and shall continue in force from year to year thereafter ("Renewal Term"), but only so long as such continuance is approved (1) by _______, (2) the B & R, (3) by a vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940
Act) of any such party, and (4) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

          B. Any party may terminate this Agreement at the end of the Initial Term or at the end of any subsequent Renewal Term by giving the other parties at least ninety (90) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Adviser shall pay to _______ such compensation as may be due as of the date of such termination, and shall likewise reimburse _______ for any out-of-pocket expenses and disbursements reasonably incurred by _______ to such date.

          C. If a party materially fails to perform its duties and obligations hereunder (a "Defaulting Party") resulting in a material loss to another party or parties, such other party or parties (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, which such notice shall set forth with sufficient detail the nature of the breach. The Defaulting Party shall have sixty (60) days from its receipt of notice to cure the breach. If such material breach shall not have been remedied to commercially reasonable operating standards, the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If _______ is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any rights or remedies with respect to services it performed prior to such termination, or the right of _______ to be reimbursed for all reasonable out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against a Defaulting Party.

          D. In the event that in connection with the termination of this Agreement a successor to any of _______'s duties or responsibilities under this Agreement is designated by the Trust by written notice (certified mail, return receipt requested) to _______, _______ shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by _______ under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including providing for assistance from _______'s cognizant personnel in the establishment of books, records and other data by such successor.

     32.  SERVICES FOR OTHERS.
          -------------------

          Nothing in this Agreement shall prevent _______ or any affiliated person (as defined in the 1940 Act) of _______ from providing services for any other person, firm or corporation (including other investment companies); provided, however, that _______ expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     33.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
          --------------------------------------------------

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require _______ to perform any services for B & R or the Trust which services could cause _______ to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by _______, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction, it being acknowledged that the Trust is relying on the best efforts of _______.

     34.  LIMITATION OF LIABILITY.
          -----------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     35.  SEVERABILITY.
          ------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     36.  QUESTIONS OF INTERPRETATION.
          ---------------------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     37.  NOTICES.
          -------

          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

     To the Trust       Bonfiglio & Reed, LLC
     or the Adviser:    1661 East Camelback Rd, Suite 280
                        Phoenix, Arizona  85106
                        Attention: Chad Bonfiglio

     To _______:        _______ Fund Services, Inc.
                        312 Walnut Street, 21st Floor
                        Cincinnati, Ohio   45202
                        Attention:  David E. Dennison


or to such other address as any party may designate by notice complying with the terms of this Paragraph 38. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method or e-mail; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     38.  AMENDMENT.
          ---------

          This Agreement may not be amended or modified except by a written agreement executed by all parties.

     39.  BINDING EFFECT.
          --------------

          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     40.  COUNTERPARTS.
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     41.  FORCE MAJEURE.
          -------------

          If _______ shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     42.  MISCELLANEOUS.
          -------------

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   BONFIGLIO & REED INVESTMENT TRUST

                                   By: _____________________________
                                   Its: President


                                   BONFIGLIO & REED, LLC

                                   By:______________________________
                                   Its: President


                                   _______ FUND SOLUTIONS, INC.

                                   By:______________________________
                                   Its: Chief Operating Officer

                                                                      Schedule A

                      COMPENSATION FOR ACCOUNTING SERVICES
                      ------------------------------------


     The Adviser will pay _______ a monthly fee, according to the average net assets of each series during such month, as follows:

     MONTHLY FEE            AVERAGE NET ASSETS DURING MONTH

        $2,500                     $0      - $100,000,000
        $3,500                $100,000,000 - $200,000,000
        $4,500                $200,000,000 - $300,000,000
        $5,500 + 001%                 Over - $300,000,000


     The monthly fees are subject to an additional $500 per month fee if the fund has more than one class. The monthly fees are subject to an additional $1,000 per month fee for international funds. The monthly fees are subject to an additional $1,000 per month fee for index funds.

     The Funds will reimburse _______ for the cost of external pricing services used by the Funds. The costs of pricing is approximately $.12 per security per day for equity securities and $.45 per security per day for fixed-income securities.

     The .001% on assets over $300,000,000 represents the asset based fee _______ is charged by SunGard.

                                                                      Schedule B

                        COMPENSATION FOR TRANSFER AGENCY
                        --------------------------------
                            AND SHAREHOLDER SERVICES
                            ------------------------


      SERVICES                                        FEE
      --------                                        ---

As Transfer Agent,
Dividend Disbursing Agent
and Shareholder Servicing Agent:             (Per Account)


Bonfiglio & Reed Options Fund                Payable monthly at rate of
                                             $25.00/ account;
                                             subject to a minimum
                                             of $2,000 per month

_______ will charge each IRA shareholder account an annual fee of $10.00 per account for the additional servicing work for IRA accounts.

                                                                      Schedule C

                   COMPENSATION FOR ADMINISTRATION SERVICES
                   ----------------------------------------

     For the performance of _______'s obligations under this Agreement, B & R shall pay _______, on the first business day following the end of each month, a monthly fee at the annual rate of .15% of the average daily net assets of each series of the Trust up to $25 million; .125% of the from $25 to $50 million; and
 .10% of such assets in excess of $50 million; provided, however, that the minimum fee shall be $2,000 per month for each series.